UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
December 2, 2005
Dreyer’s Grand Ice Cream Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50325 (Commission File No.)	02-0623497 (I.R.S. Employer Identification No.)
5929 College Avenue
Oakland, CA 94618
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(510) 652-8187
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Changes in Registrant’s Certifying Accountants.
     On December 2, 2005, the Audit Committee of the Board of Directors of Dreyer’s Grand Ice Cream Holdings, Inc. (“Dreyer’s”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for Dreyer’s and approved the engagement of KPMG LLP (“KPMG”) as the independent registered public accounting firm for Dreyer’s. Dreyer’s management intends to engage KPMG as the independent registered public accounting firm subject to completion of KPMG’s customary client acceptance procedures.
     During each of the two fiscal years in the period ended December 25, 2004, and through December 2, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused it to make reference thereto in its report on the financial statements for such years. In connection with its procedures regarding Dreyer’s interim consolidated financial statements for the quarter ended September 24, 2005, PwC identified a control deficiency that resulted in an adjustment to the financial statements for that quarter. Specifically, Dreyer’s did not maintain effective controls to ensure that the valuation of deferred tax assets, including any associated valuation allowance, was determined based upon appropriate supporting documentation. Additionally, this control deficiency could result in a misstatement of the aforementioned account balances that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. Dreyer’s management determined that this control deficiency represented a material weakness and reported in its Form 10-Q Report for the quarter ended September 24, 2005 that, as of September 24, 2005, Dreyer’s did not maintain effective controls over the valuation and determination of its deferred income tax assets and income tax provisions. Dreyer’s is in the process of designing and implementing improvements in its internal control over financial reporting to address the material weakness described above. These improvements include implementation of a new internal control regarding the valuation of certain assets to support Dreyer’s valuation and determination of its deferred tax assets and income tax provision. Other than the material weakness described above, there were no other reportable events pursuant to Item 304(a)(1)(v) of Regulation S-K during each of the two fiscal years in the period ended December 25, 2004 and through December 2, 2005.
     The reports of PwC on the consolidated financial statements of Dreyer’s as of and for the fiscal years ended December 27, 2003 and December 25, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.
     Dreyer’s has provided PwC with a copy of the foregoing disclosures. A letter from PwC addressed to the SEC and furnished to Dreyer’s, dated December 2, 2005, stating whether or not it agreed with such disclosures, is attached as Exhibit 16 to this Form 8-K.
Item 9.01      Financial Statements and Exhibits.
     (c)      Exhibits.

Exhibit No.	Description
16	Letter dated December 2, 2005 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 6, 2005

Dreyer’s Grand Ice Cream Holdings, Inc.
By:	/s/ Mark LeHocky
Mark LeHocky
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
16	Letter dated December 2, 2005 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.